                                                                   EXHIBIT 10.12

                                 AGREEMENT AND

                             PLAN OF REORGANIZATION

                            DATED FEBRUARY 24, 1996

                                  BY AND AMONG

                                   STORM, SUB

                                      AND

                                  PRIMAX (USA)

                                 TABLE OF CONTENTS
                                 -----------------

                                                                            Page
                                                                            ----
1.   Definitions............................................................  1
     -----------
     1.1   "Affiliate"......................................................  1
     1.2   "Ancillary Documents"............................................  1
     1.3   "Code"...........................................................  1
     1.4   "Commission".....................................................  1
     1.5   "Confidential Information".......................................  1
     1.6   "Dissenting Shares"..............................................  2
     1.7   "Primax (USA) Products"..........................................  2
     1.8   "Primax (USA) Shares"............................................  2
     1.9   "Storm Products".................................................  2
     1.10  "Securities".....................................................  2
     1.11  "Securities Act".................................................  2
     1.12  "Shareholders"...................................................  2

2.   Plan of Reorganization.................................................  2
     ----------------------
     2.1   The Merger.......................................................  2
     2.2   Conversion of Shares.............................................  2
     2.3   Fractional Shares................................................  3
     2.4   Dissenting Rights................................................  3
     2.5   The Closing......................................................  3
     2.6   Effective Time...................................................  3
     2.7   Tax Free Reorganization..........................................  3
     2.8   Exemption from Registration......................................  4
     2.9   Restricted Securities............................................  4

3.   Representations and Warranties of Primax (USA).........................  4
     ----------------------------------------------
     3.1   Organization.....................................................  4
     3.2   Capitalization...................................................  4
     3.3   Power, Authority and Validity....................................  5
     3.4   Financial Statements.............................................  5
     3.5   Tax Matters......................................................  6
     3.6   Tax Free Reorganization..........................................  6
     3.7   Absence of Certain Changes or Events.............................  7
     3.8   Title and Related Matters........................................  7
     3.9   Proprietary Rights...............................................  8
     3.10  Employee Benefit Plans...........................................  9
     3.11  Bank Accounts....................................................  9
     3.12  Contracts........................................................  9
     3.13  Compliance With Law.............................................. 10
     3.14  Labor Difficulties; No Discrimination............................ 10
     3.15  Insider Transactions............................................. 10
     3.16  Employees, Independent Contractors and Consultants............... 11
     3.17  Insurance........................................................ 11
     3.18  Litigation....................................................... 11
     3.19  Governmental Authorizations and Regulations...................... 11
     3.20  Subsidiaries..................................................... 11
     3.21  Compliance with Environmental Requirements....................... 11
     3.22  Corporate Documents.............................................. 11
     3.23  No Brokers....................................................... 12
     3.24  Disclosure....................................................... 12

4.   Representations and Warranties of Storm and Sub........................ 12
     -----------------------------------------------
     4.1   Organization..................................................... 12
     4.2   Capitalization................................................... 12

     4.3   Power, Authority and Validity.................................... 13
     4.4   Financial Statements............................................. 14
     4.5   Tax Matters...................................................... 14
     4.6   Tax Free Reorganization.......................................... 14
     4.7   Absence of Certain Changes or Events............................. 15
     4.8   Title and Related Matters........................................ 15
     4.9   Proprietary Rights............................................... 16
     4.10  Employee Benefit Plans........................................... 17
     4.11  Bank Accounts.................................................... 17
     4.12  Contracts........................................................ 17
     4.13  Compliance With Law.............................................. 18
     4.14  Labor Difficulties; No Discrimination............................ 18
     4.15  Insider Transactions............................................. 18
     4.16  Employees, Independent Contractors and Consultants............... 18
     4.17  Insurance........................................................ 19
     4.18  Litigation....................................................... 19
     4.19  Governmental Authorizations and Regulations...................... 19
     4.20  Subsidiaries..................................................... 19
     4.21  Compliance with Environmental Requirements....................... 19
     4.22  Corporate Documents.............................................. 19
     4.23  No Brokers....................................................... 19
     4.24  Disclosure....................................................... 20

5.   Preclosing Covenants of Primax (USA) and Storm......................... 20
     ----------------------------------------------
     5.1   Material Consents................................................ 20
     5.2   Advice of Changes................................................ 20

6.   Mutual Covenants....................................................... 20
     ----------------
     6.1   Conduct of Business.............................................. 20
     6.2   No Public Announcement........................................... 20
     6.3   Other Negotiations............................................... 20
     6.4   Due Diligence, Investigation, and Audits......................... 20
     6.5   Regulatory Filings; Consents; Reasonable Efforts................. 21
     6.7   Further Assurances............................................... 21

7.   Closing Matters........................................................ 21
     ---------------
     7.1   Filing of Agreement of Merger.................................... 21
     7.2   Exchange of Certificates......................................... 21
     7.3   Delivery of Documents............................................ 22

8.   Conditions to Primax (USA)'s Obligations............................... 22
     ----------------------------------------
     8.1   Accuracy of Representations and Warranties....................... 22
     8.2   Covenants........................................................ 22
     8.3   No Litigation.................................................... 22
     8.4   Authorizations................................................... 23
     8.5   No Adverse Development........................................... 23
     8.6   Required Consents................................................ 23
     8.7   Opinion of Storm's Counsel....................................... 23
     8.8   Government Consents.............................................. 23
     8.9   Date of Closing.................................................. 23
     8.10  Securities Laws.................................................. 23
     8.11  Ancillary Agreements............................................. 23
     8.12  Storm Articles of Incorporation.................................. 23
     8.13  Storm Amended and Restated Rights Agreement...................... 23

9.   Conditions to Storm's and Sub's Obligations............................ 23
     -------------------------------------------
     9.1   Accuracy of Representations and Warranties....................... 23

     9.2   Covenants........................................................ 24
     9.3   No Litigation.................................................... 24
     9.4   Authorizations................................................... 24
     9.5   No Adverse Development........................................... 24
     9.6   Required Consents................................................ 24
     9.7   Opinion of Primax (USA)'s Counsel................................ 24
     9.8   Government Consents.............................................. 24
     9.9   Date of Closing.................................................. 24
     9.10  Securities Laws.................................................. 24
     9.11  Ancillary Agreements............................................. 24
     9.12  Storm Articles of Incorporation.................................. 24
     9.13  Storm Amended and Restated Rights Agreement...................... 25

10.  Indemnity.............................................................. 25
     ---------

11.  Termination of Agreement............................................... 25
     ------------------------
     11.1  Termination...................................................... 25
     11.2  Liability for Termination........................................ 25
     11.3  Certain Effects of Termination................................... 25
     11.4  Remedies......................................................... 26
     11.5  Right to Damages................................................. 26

12.  Miscellaneous.......................................................... 26
     -------------
     12.1  Governing Laws................................................... 26
     12.2  Binding upon Successors and Assigns.............................. 26
     12.3  Severability..................................................... 26
     12.4  Entire Agreement................................................. 26
     12.5  Counterparts..................................................... 26
     12.6  Expenses......................................................... 27
     12.7  Amendment and Waivers............................................ 27
     12.8  Survival of Agreements........................................... 27
     12.9  No Waiver........................................................ 27
     12.10 Arbitration...................................................... 27
     12.11 Attorneys' Fees.................................................. 27
     12.12 Notices.......................................................... 27
     12.13 Time............................................................. 28
     12.14 Construction of Agreement........................................ 28
     12.15 No Joint Venture................................................. 28
     12.16 Pronouns......................................................... 28
     12.17 Further Assurances............................................... 28
     12.18 Absence of Third Party Beneficiary Rights........................ 29


Exhibits and Schedules

Exhibit 2.1         Agreement of Merger
Exhibit 8.11        Ancillary Documents
Exhibit 8.12        Restated Articles of Incorporation
Exhibit 8.13        Amended and Restated Rights Agreement

Schedule 2.1        Directors and Officers of Surviving Corporation

Primax (USA) Disclosure Schedule

Storm Disclosure Schedule

                      AGREEMENT AND PLAN OF REORGANIZATION


     This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is entered into this 24th day of February, 1996, by and among Storm Software, Inc., a California corporation ("Storm"), Storm Acquisition Corporation, a California corporation and a wholly-owned subsidiary of Storm ("Sub"), and Primax Electronics (USA), Inc. a California corporation ("Primax (USA)") and Primax Electronics, Ltd., an ROC corporation and parent corporation of Primax (USA) ("Primax Taiwan").

                                    RECITALS
                                    --------

     A. Subject to and in accordance with the terms and conditions of this Agreement and pursuant to the Agreement of Merger attached hereto as Exhibit 2.1
                                                                     -----------
("Agreement of Merger"), the respective Board of Directors of Storm, Sub and Primax (USA) and Storm, as sole shareholder of Sub, have approved the merger of Sub with and into Primax (USA) (the "Merger"), whereby all of the outstanding shares of common stock of Primax (USA) ("Primax (USA) Common Stock") will be converted into shares of Series E Preferred Stock of Storm ("Storm Preferred Stock").

     B. For federal income tax purposes, it is intended that the Merger shall qualify as a tax free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

     C. The parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the Merger.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in reliance on the foregoing recitals and in and for the consideration and mutual covenants set forth herein, the parties agree as follows:

     1.   Definitions.
          -----------

          1.1 "Affiliate" shall have the meaning set forth in the rules and regulations promulgated by the Commission pursuant to the Securities Act.

          1.2 "Ancillary Documents" shall mean all documents or agreements required to be delivered by any party hereunder including, among others, (i) the Agreement of Merger, (ii) the Fourth Amended and Restated Rights Agreement between Storm Primax, Inc. and certain of its shareholders, (iii) the Asset Transfer Agreement between Storm Primax, Inc. and Primax Taiwan, (vi) the Manufacturing and Purchase Agreement between Storm Primax, Inc. and Primax Taiwan, (v) the Distribution Agreement between Storm Primax, Inc. and Primax Taiwan for non-A-6 image capture products to be sold by Storm Primax, Inc. in North America, (vi) the Distribution Agreement between Storm Primax, Inc. and Primax Taiwan for A6 products to be sold by Primax Taiwan in Asia Pacific, (vii) the Distribution Agreement between Storm Primax, Inc. and Primax International for A6 products to be sold by Primax International in Europe, and (vii) the OEM Sales Representation Agreement between Storm Primax, Inc. and Primax Taiwan for pointing devices to be sold by Storm Primax, Inc. in North America. The Distribution Agreements and OEM Agreement listed in subsections (v)-(vii) shall be collectively referred to as the "Ancillary Distribution Agreements."

          1.3 "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

          1.4 "Commission" shall mean the United States Securities and Exchange Commission.

          1.5 "Confidential Information" shall mean confidential information of a party ("Disclosing Party") which is disclosed to another party ("Receiving Party"). Confidential Information shall include, but not be limited to, trade secrets, know-how, inventions, techniques, processes, algorithms, software programs, schematics, designs, contracts, customer lists, financial information, sales and marketing plans and business information.

          1.6 "Primax Dissenting Shares" shall mean those Primax (USA) Shares held by holders who perfect their dissenters rights under the laws of California with respect thereto.

          1.7 "Primax (USA) Shares" shall mean the shares of Primax (USA) Common Stock issued and outstanding at the effective time of the Merger, other than the Dissenting Shares.

          1.8 "Storm Products" shall mean all versions and implementations of any product which has been or is being marketed by Storm or currently is under development, and all patents, patent applications, trade secrets, copyrights, trademarks, trade names and other proprietary rights related thereto.

          1.9 "Storm Dissenting Shares" shall mean those shares of Storm Common or Preferred Stock held by holders who perfect their dissenters rights under the laws of California with respect thereto.

          1.10 "Securities" shall mean the Primax (USA) Shares and Primax Dissenting Shares.

          1.11 "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

          1.12 "Shareholders" shall mean the holders of the outstanding shares of Primax (USA) Common Stock.

     2.   Plan of Reorganization.
          ----------------------

          2.1  The Merger.  Subject to the terms and conditions of this
               ----------
Agreement and the Agreement of Merger, Sub shall be merged with and into Primax
(USA) in accordance with the applicable provisions of the laws of the State of California and with the terms and conditions of this Agreement and the Agreement of Merger, so that:

               (a) At the Effective Time (as defined below), Sub shall be merged with and into Primax (USA). As a result of the Merger, the separate corporate existence of Sub shall cease and Primax (USA) shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation") and shall succeed to and assume all of the rights and obligations of Sub in accordance with the laws of California.

               (b) The Articles of Incorporation and Bylaws of Primax (USA) in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws, respectively, of Surviving Corporation after the Effective Time unless and until further amended as provided by law.

               (c)  The directors and officers as set forth on Schedule 2.1
                                                               ------------
shall be the directors and officers of the Surviving Corporation after the Effective Time. Such directors and officers shall hold their position until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the Bylaws of Surviving Corporation.

          2.2  Conversion of Shares.
               --------------------

               (a) Each share of Primax (USA) Common Stock, issued and outstanding immediately prior to the Effective Time, will by virtue of the Merger and at the Effective Time, and without further action on the part of any holder thereof, be converted into such number of shares of fully paid and nonassessable Storm Preferred Stock (the shares of Storm Preferred Stock issued pursuant hereto shall also be referred to as the "Merger Consideration") as shall be determined by the Exchange Ratio defined below. The Exchange Ratio shall equal the result of dividing 5,000,000 shares by the outstanding number of shares of Common Stock of Primax (USA) as of the date immediately preceding the Effective Time.

               (b) Each share of common stock of Sub issued and outstanding immediately prior to the Effective Time shall automatically without any action on the part of the holder thereof be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

          2.3  Fractional Shares.  No fractional shares of Storm Preferred Stock
               -----------------
will be issued in connection with the Merger, but in lieu thereof, holders of Primax (USA) Common Stock who would otherwise be entitled to receive a fraction of a share of Storm Preferred Stock will receive from Storm, promptly after the Effective Time, an amount of cash equal to $0.20, the per share price of Storm Preferred Stock, multiplied by the fraction of a share of Storm Preferred Stock to which such holder would otherwise be entitled.

          2.4  Dissenting Rights.  If holders of Primax (USA) Common Stock are
               -----------------
entitled to dissenters rights in connection with the Merger, any Primax Dissenting Shares shall not be converted into a right to receive Storm Preferred Stock but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Primax Dissenting Shares pursuant to the laws of the State of California. Primax (USA) shall give Storm prompt notice of any demand received by Primax (USA) for appraisal of Primax (USA) Common Stock, and Primax (USA) shall have the right to control all negotiations and proceedings with respect to such demand, provided that Storm shall have the right to participate in all such negotiations and proceedings. In the event of legal obligation, after the Effective Time of the Merger, to deliver a right to receive Storm Preferred Stock to a holder of shares of Primax (USA) Common Stock who shall have failed to make an effective demand for appraisal or shall have lost his status as a dissenting Shareholder, Storm shall deliver, upon surrender by such dissenting Shareholder of his certificate or certificates representing shares of Primax (USA) Common Stock, as applicable, the Storm Preferred Stock to which such Dissenting Shareholder is then entitled under this Section 2.4 and the Agreement of Merger. Storm shall assume responsibility and control over all negotiations and proceeding with respect to Storm Dissenting Shares.

          2.5  The Closing.  Subject to termination of this Agreement as
               -----------
provided in Section 10 below, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Gray Cary Ware & Freidenrich, A Professional Corporation, 400 Hamilton Avenue, Palo Alto, California, as soon as possible upon the satisfaction or waiver of all conditions set forth in Section 8 and Section 9 hereof (the "Closing Date"), or such other time and place as is mutually agreeable to the parties.

          2.6  Effective Time.  Simultaneously with the Closing, the Agreement
               --------------
of Merger shall be filed in the office of the Secretary of State of the State of California. The Merger shall become effective immediately upon the filing of the Agreement of Merger with such office. The date and time of the effectiveness of the Merger under the laws of California is the "Effective Time."

          2.7  Tax Free Reorganization.  The parties intend to adopt this
               -----------------------
Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code. Each party agrees that it will not take or assert any position on any tax return, report or otherwise which is inconsistent with the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.
The Storm Preferred Stock issued in the Merger will be issued solely in exchange for the Primax (USA) Common Stock, pursuant to this Agreement, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to the consideration paid for the Primax (USA) Common Stock. Except for cash paid in lieu of fractional shares, no consideration that could constitute "other property" within the meaning of Section 356 of the Code is being paid by Storm for the Primax (USA) Common Stock in the Merger. In addition, Storm represents now, and as of the Closing Date, that it presently intends to continue Primax (USA)'s historic business or use a significant portion of Primax (USA)'s business assets in a business. The provisions and representations contained or referred to in this Section 2.7 shall survive until the expiration of the applicable statute of limitations.

          2.8  Exemption from Registration.  The parties hereto expect that the
               ---------------------------
Storm Preferred Stock to be issued in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by reason of Section 4(2) thereof, and that the Storm Preferred Stock hereunder will be exempt from qualification under California Law.

          2.9  Restricted Securities.  The Storm Preferred Stock will be subject
               ---------------------
to the following restrictions:

               (a) restrictions imposed by applicable federal and state securities laws;

               (b) certificates representing Storm Preferred Stock will bear legends describing certain of the applicable restrictions on transferability referred to in this Section 2.9.

     3.   Representations and Warranties of Primax (USA).  Except as otherwise
          ----------------------------------------------
set forth in the "Primax (USA) Disclosure Schedule" provided to Storm on or before March 1, 1996, Primax (USA) and Primax Taiwan represent and warrant to Storm as set forth below. No fact or circumstance disclosed to Storm shall constitute an exception to these representations and warranties unless such fact or circumstance is set forth in the Primax (USA) Disclosure Schedule attached hereto or such supplements thereto as may mutually be agreed upon in writing by Primax (USA) and Storm. Whenever the term "enforceable in accordance with its terms" or like expression is used, it is understood that excepted therefrom are any limitations on enforceability under applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditor's rights.

          3.1  Organization.  Primax (USA) is a corporation duly organized,
               ------------
validly existing and in good standing under the laws of the State of California and has corporate power and authority to carry on its business as it is now being conducted. Primax (USA) is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or properties makes such qualification or licensing necessary except where the failure to be so qualified would not have a material adverse effect on the operations, assets or financial condition (a "Material Adverse Effect") of Primax (USA). Primax (USA) has no employees or offices in any state other than California.

          3.2  Capitalization.
               --------------

               (a) The authorized capital of Primax (USA) consists, or will consist prior to the Closing, of 4,000,000 shares of common stock, of which 3,325,000 shares are issued and outstanding.

               (b) Other than as set forth on the Primax (USA) Disclosure Schedule, Primax (USA) does not have outstanding any preemptive or subscription rights, options, warrants, rights to convert or exchange, capital stock equivalents, or other rights to purchase or otherwise acquire any of Primax
(USA)'s capital stock or other securities.

               (c) All of the issued and outstanding shares of Primax (USA)'s capital stock have been duly authorized, validly issued, are fully paid and nonassessable, and such capital stock, of Primax (USA), have been issued in full compliance with all applicable federal and state securities laws. None of Primax
(USA)'s issued and outstanding shares of capital stock is subject to repurchase or redemption rights. There have not been and are not outstanding any adjustments made or required to be made to the conversion prices set forth in Primax (USA)'s current Articles of Incorporation.

               (d) Except for any restrictions imposed by applicable state and federal securities laws, there is no right of first refusal, option, or other restriction on transfer applicable to any shares of Primax (USA)'s capital stock.

               (e) Primax (USA) is not under any obligation to register under the Securities Act any shares of its capital stock or any other of its securities that might be issued in the future if the Merger were not consummated.

               (f) Primax (USA) is not a party or subject to any agreement or understanding (and, to Primax (USA)'s knowledge, there is no agreement or understanding between or among any persons) that affects or relates to the voting or giving of written consent with respect to any security.

          3.3  Power, Authority and Validity.  Primax (USA) has the corporate
               -----------------------------
power to enter into this Agreement and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors and on the Closing Date, by the shareholders of Primax (USA) and no other corporate proceedings on the part of Primax (USA) are necessary to authorize this Agreement and the transactions contemplated herein and therein. Primax (USA) is not subject to or obligated under any charter, bylaw or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by or in conflict with its executing and carrying out this Agreement. Except for (i) the filing of a an agreement of merger with the Secretary of State of the State of California and appropriate documents with the relevant authorities of other states in which Primax (USA) is qualified to do business, and (ii) filings under applicable securities laws, no consent of any person who is a party to a contract which is material to Primax (USA)'s business, nor consent of any governmental authority, is required to be obtained on the part of Primax (USA) to permit the transactions contemplated herein and continue the business activities of Primax (USA) as previously conducted by Primax (USA) without material adverse change. This Agreement is, and the other Ancillary Documents when executed and delivered by Primax (USA) and Primax Taiwan shall be, the valid and binding obligations of Primax (USA) and Primax Taiwan enforceable in accordance with their respective terms.

          3.4  Financial Statements.
               --------------------

               (a) Primax (USA) has delivered, or will deliver prior to March 1, 1996, to Storm copies of Primax (USA)'s audited balance sheet as of December 31, 1995 and statements of operations, shareholders' equity and cash flow for the period then-ended (the "Primax (USA) Financial Statements").

               (b) The Primax (USA) Financial Statements are complete and in accordance with the books and records of Primax (USA) and present fairly the financial position of Primax (USA) as of their historical dates. The Primax
(USA) Financial Statements have been prepared in accordance with GAAP applied on a basis consistent with prior periods. Except and to the extent reflected or reserved against in such balance sheets (including the notes thereto), Primax
(USA) does not have, as of the dates of such balance sheets, any liabilities or obligations (absolute or contingent) of a nature required or customarily reflected in a balance sheet (or the notes thereto) prepared in accordance with GAAP. The reserves, if any, reflected on the Primax (USA) Financial Statements are adequate in light of the contingencies with respect to which they are made.

               (c) Primax (USA) has no debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the Primax (USA) Financial Statements, except for those (i) that may have been incurred after the date of the Primax (USA) Financial Statements or (ii) that are not required by GAAP to be included in a balance sheet or the notes thereto or (iii) that do not exceed Fifty Thousand Dollars ($50,000), except that Primax (USA) has not established any reserves with respect to the costs and fees associated with this Agreement, the other Ancillary Documents, and the transactions contemplated hereby and thereby. All material debts, liabilities, and obligations incurred after the date of the Primax (USA) Financial Statements were incurred in the ordinary course of business, and are usual and normal in amount both individually and in the aggregate.

          3.5  Tax Matters.
               -----------

               (a) Primax (USA) has fully and timely, properly and accurately filed all tax returns and reports required to be filed by it, including all federal, foreign, state and local tax returns and estimates for all years and periods (and portions thereof) for which any such returns, reports or estimates were due. All such returns, reports and estimates were prepared in the manner required by applicable law. All income, sales, use, occupation, property or other taxes or assessments due from Primax (USA) have been paid. There are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid. The reserves for taxes, if any, reflected on the Primax
(USA) Financial Statements are adequate and there are no tax liens on any property or assets of Primax (USA). There have been no audits or examinations of any tax returns or reports by any applicable governmental agency. No state of facts exists or has existed which would constitute grounds for the assessment of any penalty or of any further tax liability beyond that shown on the respective tax reports, returns or estimates. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local income tax return or report for any period. All taxes which Primax (USA) has been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority.

          3.6  Tax Free Reorganization.
               -----------------------

               (a) Neither Primax (USA) nor, to its knowledge, any Primax (USA) shareholder has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

               (b) To the best of Primax (USA)'s knowledge, there is no plan or intention by any Primax (USA) shareholder to sell, exchange or otherwise dispose of a number of shares of Storm Common Stock to be received in the Merger.

               (c) Immediately following the Merger, Sub will hold at least 90% of the fair market value of Primax (USA)'s net assets and at least 70% of the fair market value of Primax (USA)'s gross assets held immediately prior to the Merger. For purposes of this representation, amounts used by Primax (USA) to pay merger expenses and all redemptions and distributions (except for regular, normal dividends) made by Primax (USA) will be included as assets of Primax
(USA) immediately prior to the Merger.

               (d)  Primax (USA) is not an investment company as defined in
Section 368(a)(2)(F)(iii) and (iv) of the Code.

          3.7  Absence of Certain Changes or Events.  Since December 31, 1995,
               ------------------------------------
Primax (USA) has not:

               (a) suffered any material adverse change in its financial condition or in the operations of its business, nor any material adverse changes in its balance sheet, (with the Primax (USA) Financial Statements and any subsequent balance sheet analyzed as if each had been prepared according to
GAAP), and including but not limited to cash distributions or material decreases in the net assets of Primax (USA) except those occurring in the ordinary course of business;

               (b) suffered any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting its properties or business;

               (c) granted or agreed to make any increase in the compensation payable or to become payable by Primax (USA) to its officers or employees, except those occurring in the ordinary course of business;

               (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of the capital stock of Primax (USA) or declared any direct or indirect redemption, retirement, purchase or other acquisition by Primax (USA) of such shares;

               (e) issued any shares of capital stock of Primax (USA) or any warrants, rights, options or entered into any commitment relating to the shares of Primax (USA) except for the issuance of Primax (USA) Shares pursuant to the exercise of outstanding options;

               (f) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright) invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other intangible asset except in the ordinary course of its business;

               (g) agreed to take any action described in this Section 3.7 outside of its ordinary course of business or which would constitute a breach of any of the representations contained in this Agreement.

          3.8  Title and Related Matters.  Primax (USA) has good and marketable
               -------------------------
title to all the properties, interests in properties and assets, real and personal, reflected in the Primax (USA) Financial Statements or acquired after the date of the Primax (USA) Financial Statements (except properties, interests in properties and assets sold or otherwise disposed of since the date of the Primax (USA) Financial Statements in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except the lien of current taxes not yet due and payable and except for liens which in the aggregate do not secure more than Fifty Thousand Dollars ($50,000) in liabilities. The equipment of Primax (USA) used in the operation of its business is in good operating condition and repair. To Primax (USA)'s knowledge, all real or personal property leases to which Primax (USA) is a party are valid, binding, enforceable obligations of Primax (USA) effective in accordance with their respective terms. There is not under any of such leases any existing material default or event of default or event which, with notice or lapse of time or both, would constitute a material default. The Primax (USA) Disclosure Schedule contains a description of all real and personal property leased or owned by Primax (USA), identifying such property and, in the case of real property, stating the monthly rental due, term of lease and square feet leased. True and correct copies of Primax (USA)'s leases have been provided to Storm or its representatives.

          3.9  Proprietary Rights.
               ------------------

               (a) Primax (USA) owns all right, title and interest in and to, or valid licenses for use of, all patents, copyrights, technology, software, software tools, know-how, processes, trade secrets, trademarks, service marks, trade names and other proprietary rights used in or necessary for the conduct of Primax (USA)'s business as conducted to the date hereof or contemplated, free and clear of all liens, claims and encumbrances (including without limitation distribution rights) (all of which are referred to as "Primax (USA) Proprietary Rights") and Primax (USA) has the right to transfer all such rights to Sub and Storm. The foregoing representation as it relates to third party technology licensed by Primax (USA) is limited to Primax (USA)'s interest pursuant to the third party licenses entered into by Primax (USA), all of which are valid and enforceable and in full force and effect and which grant Primax (USA) such rights to such third party technology as are employed in or necessary to the business of Primax (USA) as conducted or proposed to be conducted. All of Primax
(USA)'s trademark or trade name registrations are valid and in full force and effect; and consummation of the transactions contemplated hereby will not alter or impair any such rights. No claims have been asserted against Primax (USA) (and Primax (USA) is not aware of any claims which are likely to be asserted against Primax (USA) or which have been asserted against others) by any person challenging Primax (USA)'s use, possession, manufacture, sale or distribution of products of Primax (USA) under any patents, trademarks, trade names, copyrights, trade secrets, software, technology, know-how or processes utilized by Primax
(USA) or challenging or questioning the validity or effectiveness of any license or agreement relating thereto. To Primax (USA)'s knowledge, the use or exploitation of any patents, trademarks, trade names, copyrights, software, technology, know-how or processes by Primax (USA) in its current business infringes on the rights of, constitutes misappropriation of, or in any way involves unfair competition with respect to, any proprietary information or intangible property right of any third person or entity, including without limitation any patent, trade secret, copyright, trademark or trade name.

               (b) To Primax (USA)'s knowledge, no employee of Primax (USA) is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with Primax (USA) or, to Primax (USA)'s knowledge, any other party because of the nature of the business conducted by Primax (USA) or proposed to be conducted by Primax (USA).

               (c) Each person presently or previously employed by Primax (USA) (including independent contractors, if any) with access to confidential information has executed a confidentiality and non-disclosure agreement pursuant to the form of agreement previously provided to Storm or its representatives. Such confidentiality and non-disclosure agreements constitute valid and binding obligations of Primax (USA) and such person, enforceable in accordance with their respective terms. To Primax (USA)'s knowledge, neither the execution or delivery of such agreements, nor the carrying on of Primax (USA)'s business as employees by such persons, nor the conduct of Primax (USA)'s business as currently anticipated, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any of such persons is obligated.

          3.10  Employee Benefit Plans.  There is no unfunded prior service cost
                ----------------------
with respect to any bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, or other employee benefit or fringe benefit plans, whether formal or informal, maintained by Primax (USA). Each bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, and other employee benefit or fringe benefit plans, whether formal or informal, maintained by Primax (USA) conforms to all applicable requirements of the Employees Retirement Income Security Act of 1974.

          3.11  Bank Accounts.  The Primax (USA) Disclosure Schedule sets forth
                -------------
the names and locations of all banks, trusts, companies, savings and loan associations, and other financial institutions at which Primax (USA) maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

          3.12  Contracts.
                ---------

          (a) Except as set forth in the Primax (USA) Disclosure Schedule and for agreements that do not involve obligations by Primax (USA) of more than Fifty Thousand Dollars ($50,000), Primax (USA) has (i) no agreements, contracts or commitments that provide for the sale, licensing or distribution by Primax
(USA) of any of its products, inventions, technology, know-how, trademarks or trade names except in the ordinary course of its business, (ii) no agreements, contracts or commitments that call for fixed and/or contingent payments or expenditures by or to Primax (USA) or (iii) no agreements that grant to any third party (including, without limitation, OEMs and site license customers) any rights to reproduce or manufacture any of the Products, or any exclusive rights of any kind with respect to any of the products of Primax (USA) or any right to market any of the Primax (USA) Products under any "private label" or "OEM" arrangements pursuant to which Primax (USA) is not identified as the source of such goods. True and correct copies of each document or instrument described in the Primax (USA) Disclosure Schedule pursuant to this Section 3.12(a) have been made available to Storm or its representatives.

          (b) All material contracts, agreements and instruments to which Primax
(USA) is a party are valid, binding, in full force and effect, and enforceable by Primax (USA) in accordance with their respective terms. Primax (USA) has not received any notice from any party to any such material contract, agreement or instrument that such party intends to cancel, withdraw, modify or amend such contract, agreement or arrangement.

          (c) Primax (USA) is not in default under or in breach or violation of, nor, to Primax (USA)'s knowledge, is there any valid basis for any claim of default by Primax (USA) under, or breach or violation by Primax (USA) of, any contract, commitment or restriction to which Primax (USA) is a party or to which it or any of its properties is bound, where such defaults, breaches, or violations would, in the aggregate, have a Material Adverse Effect. To Primax
(USA)'s knowledge, no other party is in default under or in breach or violation of, any material contract, commitment, or restriction to which Primax (USA) is bound or by which any of its properties is bound, where such defaults, breaches, or violations would, in the aggregate, have a material adverse effect on the operations, assets, financial condition or prospects of Primax (USA).

          (d) All agreements, contracts and commitments (the "Material Contracts") listed or described in the Primax (USA) Disclosure Schedule pursuant to this Section 3.12 are assumable, or will otherwise be the property of, the Surviving Corporation following the Merger without further action by the Surviving Corporation or Storm. If any of the Material Contracts are not assumable by or will not be the property of, the Surviving Corporation following the Merger, then Primax (USA) has described in the Primax (USA) Disclosure Schedule such actions as is necessary for assumption of the Material Contract by the Surviving Corporation.

          3.13  Compliance With Law.  Primax (USA) is in compliance with all
                -------------------
applicable laws and regulations except where such failure would not have a Material Adverse Effect. Neither Primax (USA) nor, to Primax (USA)'s knowledge, any of its employees has directly or indirectly paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party in the United States or any other country, that was or is in violation of any federal, state, or local statute or law or of any statute or law of any other country having jurisdiction. Primax (USA) has not participated directly or indirectly in any boycotts or other similar practices affecting any of its customers. Primax
(USA) has complied at all times with any and all applicable federal, state and foreign laws, rules, regulations, proclamations and orders relating to the importation or exportation of its products.

          3.14  Labor Difficulties; No Discrimination.  Primax (USA) is not
                -------------------------------------
engaged in any unfair labor practice and is not in material violation of any applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours. There is no unfair labor practice complaint against Primax (USA) actually pending or to Primax (USA)'s knowledge threatened before the National Labor Relations Board. Primax (USA) has not experienced any material work stoppage or other material labor difficulty. There is and has been no claim against Primax (USA) based on actual or alleged race, age, sex, disability or other harassment or discrimination, or similar tortious conduct, nor, to Primax (USA)'s knowledge, is there any basis for any such claim.

          3.15  Insider Transactions.  Except as provided in the Primax (USA)
                --------------------
Disclosure Schedule, no Affiliate of Primax (USA) is indebted to Primax (USA), nor is Primax (USA) indebted to any of its Affiliates.

          3.16  Employees, Independent Contractors and Consultants.  Primax
                --------------------------------------------------
(USA) has no currently effective consulting, independent contractor and/or employment agreements and other material agreements concluded with individual employees, independent contractors or consultants of Primax (USA). All salaries and wages paid by Primax (USA) are in compliance with applicable federal, state and local laws.

          3.17  Insurance.  The Primax (USA) Disclosure Schedule contains a list
                ---------
of the principal policies of fire, liability and other forms of insurance held by Primax (USA).

          3.18  Litigation.  There are no suits, actions or proceedings pending
                ----------
or, to Primax (USA)'s knowledge, threatened against or affecting Primax (USA) or which questions or challenges the validity of this Agreement. There is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Primax (USA).

          3.19  Governmental Authorizations and Regulations.  All licenses,
                -------------------------------------------
franchises, permits and other governmental authorizations held by Primax (USA) and material to its business are valid and sufficient for the business presently carried on by Primax (USA). The business of Primax (USA) is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for violations which either singly or in the aggregate do not and will not have a material adverse effect on the operations, assets or financial condition of Primax (USA).

          3.20  Subsidiaries.  Primax (USA) has no subsidiaries.  Primax (USA)
                ------------
does not own or control (directly or indirectly) any capital stock, bonds or other securities of, and does not have any proprietary interest in, any other corporation, general or limited partnership, firm, association or business organization, entity or enterprise, and Primax (USA) does not control (directly or indirectly) the management or policies of any other corporation, partnership, firm, association or business organization, entity or enterprise.

          3.21  Compliance with Environmental Requirements.  Primax (USA) has
                ------------------------------------------
obtained all material permits, licenses and other authorizations which are required under federal, state and local laws relating to pollution or protection of the environment, including laws or provisions relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials, substances, or wastes into air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials, substances, or wastes. Except as set forth in the Primax (USA) Disclosure Schedule, Primax (USA) is in material compliance with all terms and conditions of the required permits, licenses and authorizations. Except as set forth in the Primax (USA) Disclosure Schedule, Primax (USA) is not aware of, nor has Primax (USA) received notice of, any conditions, circumstances, activities, practices, incidents, or actions which may form the basis of any claim, action, suit, proceeding, hearing, or investigation of, by, against or relating to Primax (USA), based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic substance, material or waste.

          3.22  Corporate Documents.  Primax (USA) has furnished to Storm for
                -------------------
its examination: (i) copies of its Articles of Incorporation and Bylaws; (ii) its Minute Book containing all records required to be set forth of all proceedings, consents, actions, and meetings of the shareholders, the board of directors and any committees thereof; (iii) all permits, orders, and consents issued by any regulatory agency with respect to Primax (USA), or any securities of Primax (USA), and all applications for such permits, orders, and consents; and (iv) the stock transfer books of Primax (USA) setting forth all transfers of any capital stock. The corporate minute books, stock certificate books, stock registers and other corporate records of Primax (USA) are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance with the laws of the applicable jurisdiction.

          3.23  No Brokers.  Neither Primax (USA) nor, to Primax (USA)'s
                ----------
knowledge, any Primax (USA) shareholder is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the Agreement of Merger or in connection with any transaction contemplated hereby or thereby.

          3.24  Disclosure.  No statements by Primax (USA) contained in this
                ----------
Agreement and the Exhibits attached hereto, any other Transaction Document or any written statement or certificate furnished or to be furnished pursuant hereto or in connection with the transactions contemplated hereby and thereby (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

     4.   Representations and Warranties of Storm and Sub.  Except as otherwise
          -----------------------------------------------
set forth in the "Storm Disclosure Schedule" provided to Primax (USA) on or before March 1, 1996, Storm and Sub represent and warrant to Primax (USA) and Primax Taiwan as set forth below. No fact or circumstance disclosed to Primax
(USA) shall constitute an exception to these representations and warranties unless such fact or circumstance is set forth in the Storm and Sub Disclosure Schedule attached hereto or such supplements thereto as may mutually be agreed upon in writing by Storm and Sub and Primax (USA). Whenever the term "enforceable in accordance with its terms" or like expression is used, it is understood that excepted therefrom are any limitations on enforceability under applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditor's rights.

          4.1  Organization.  Storm and Sub are corporations duly organized,
               ------------
validly existing and in good standing under the laws of the State of California and have corporate power and authority to carry on their businesses as they are now being conducted. Storm and Sub are duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of their businesses or properties makes such qualification or licensing necessary except where the failure to be so qualified would not have a Material Adverse Effect on Storm. Storm has no employees or offices in any state other than California and Massachusetts.

          4.2  Capitalization.
               --------------

          (a) The authorized capital of Storm consists, or will consist prior to the Closing, of:

              (i) Preferred Stock.  10,000,000 shares of preferred stock,
                  ---------------
3,000,000 shares of which have been designated Series A Preferred Stock, of which 3,000,000 shares are issued and outstanding, 491,709 shares of which have been designated Series B Preferred Stock, of which 479,167 shares are issued and outstanding, 3,272,873 shares of which have been designated Series C Preferred Stock, of which 3,272,873 shares are issued and outstanding, 2,759,589 shares of which have been designated Series D Preferred Stock, of which 2,759,589 shares are issued and outstanding and 16,857,316 shares of which have been designated Series E Preferred Stock, none of which are issued and outstanding. The rights, privileges and preferences of the Preferred Stock are as stated in Storm's Fifth Amend and Restated Articles of Incorporation. As of the date hereof and Effective Time, each outstanding share of Preferred Stock is, and shall be, convertible into one share of Common Stock.

              (ii) Common Stock.  20,000,000 shares of common stock ("Common
                   ------------
Stock"), of which 3,785,043 shares are issued and outstanding.

          (b) The authorized capital of Sub consists, or will consist prior to the Closing, of 1,000 shares of common stock, 100 shares of which shares are issued and outstanding and are owned by Storm.

          (c) Other than as set forth on the Storm Disclosure Schedule, Storm and Sub do not have outstanding any preemptive or subscription rights, options, warrants, rights to convert or exchange, capital stock equivalents, or other rights to purchase or otherwise acquire any of Storm's or Sub's capital stock or other securities.

          (d) All of the issued and outstanding shares of Storm's and Sub's capital stock have been duly authorized, validly issued, are fully paid and nonassessable, and such capital stock, and all warrants and options to purchase capital stock of Storm or Sub, have been issued in full compliance with all applicable federal and state securities laws. None of Storm's or Sub's issued and outstanding shares of capital stock, or options or rights to purchase capital stock of Storm or Sub, is subject to repurchase or redemption rights. There have not been and are not outstanding any adjustments made or required to be made to the conversion prices set forth in Storm's or Sub's current Articles of Incorporation. All of Storm's and Sub's options have been issued in accordance with its current stock option plan and in accordance with all state securities laws.

          (e) Except for any restrictions imposed by applicable state and federal securities laws, there is no right of first refusal, option, or other restriction on transfer applicable to any shares of Storm's or Sub's capital stock.

          (f) Storm and Sub are not under any obligation to register under the Securities Act any shares of its capital stock or any other of its securities that might be issued in the future if the Merger were not consummated.

          (h) Storm and Sub are not parties or subject to any agreement or understanding (and, to Storm's and Sub's knowledge, there is no agreement or understanding between or among any persons) that affects or relates to the voting or giving of written consent with respect to any security.

          4.3  Power, Authority and Validity.  Storm and Sub have the corporate
               -----------------------------
power to enter into this Agreement and the other Ancillary Documents to which they are a party and to carry out their obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Boards of Directors and, on the Closing Date, by the shareholders of Storm and Sub and no other corporate proceedings on the part of Storm and Sub are necessary to authorize this Agreement, the other Ancillary Documents and the transactions contemplated herein and therein. Storm and Sub are not subject to or obligated under any charter, bylaw or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by or in conflict with their executing and carrying out this Agreement and the transactions contemplated hereunder and under the Ancillary Documents. Except for (i) the filing of an agreement merger with the Secretary of State of the State of California and appropriate documents with the relevant authorities of other states in which Sub is qualified to do business, and (ii) filings under applicable securities laws, no consent of any person who is a party to a contract which is material to Storm's business, nor consent of any governmental authority, is required to be obtained on the part of Storm to permit the transactions contemplated herein and continue the business activities of Storm as previously conducted by Storm without material adverse change. This Agreement is, and the other Ancillary Documents when executed and delivered by Storm and Sub shall be, the valid and binding obligations of Storm and Sub enforceable in accordance with their respective terms.

          4.4  Financial Statements.
               --------------------

          (a) Storm has delivered to Primax (USA) copies of Storm's audited balance sheet as of December 31, 1995 and statements of operations, shareholders' equity and cash flow for the period then-ended (the "Storm Financial Statements").

          (b) The Storm Financial Statements are complete and in accordance with the books and records of Storm and present fairly the financial position of Storm as of their historical dates. The Storm Financial Statements have been prepared in accordance with GAAP applied on a basis consistent with prior periods. Except and to the extent reflected or reserved against in such balance sheets (including the notes thereto), Storm does not have, as of the dates of such balance sheets, any liabilities or obligations (absolute or contingent) of a nature required or customarily reflected in a balance sheet (or the notes thereto) prepared in accordance with GAAP. The reserves, if any, reflected on the Storm Financial Statements are adequate in light of the contingencies with respect to which they are made.

          (c) Storm has no debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the Storm Financial Statements, except for those (i) that may have been incurred after the date of the Storm Financial Statements, (ii) that are not required by GAAP to be included in a balance sheet or the notes thereto or (iii) that do not exceed Fifty Thousand Dollars ($50,000), except that Storm has not established any reserves with respect to the costs and fees associated with this Agreement, the other Ancillary Documents, and the transactions contemplated hereby and thereby. All material debts, liabilities, and obligations incurred after the date of the Storm Financial Statements were incurred in the ordinary course of business, and are usual and normal in amount both individually and in the aggregate.

          4.5  Tax Matters.  Storm and Sub have fully and timely, properly and
               -----------
accurately filed all tax returns and reports required to be filed by them, including all federal, foreign, state and local tax returns and estimates for all years and periods (and portions thereof) for which any such returns, reports or estimates were due. All such returns, reports and estimates were prepared in the manner required by applicable law. All income, sales, use, occupation, property or other taxes or assessments due from Storm or Sub have been paid. There are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid. The reserves for taxes, if any, reflected on the Storm Financial Statements are adequate and there are no tax liens on any property or assets of Storm. There have been no audits or examinations of any tax returns or reports by any applicable governmental agency. No state of facts exists or has existed which would constitute grounds for the assessment of any penalty or of any further tax liability beyond that shown on the respective tax reports, returns or estimates. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local income tax return or report for any period. All taxes which Storm and Sub have been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority. Storm and Sub are not currently under any contractual obligation to pay any tax obligations of, or with respect to any transaction relating to, any other person or to indemnify any other person with respect to any tax.

          4.6 Tax Free Reorganization.
              -----------------------

          (a) Neither Storm nor, to its knowledge, any Storm shareholder has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

          (b) Immediately following the Merger, Sub will hold at least 90% of the fair market value of Primax (USA)'s net assets and at least 70% of the fair market value of Primax (USA)'s gross assets held immediately prior to the Merger. For purposes of this representation, amounts used by Primax (USA) to pay merger expenses and all redemptions and distributions (except for regular, normal dividends) made by Primax (USA) will be included as assets of Primax
(USA) immediately prior to the Merger.

          (c) Storm is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

          4.7  Absence of Certain Changes or Events.  Since December 31, 1995,
               ------------------------------------
Storm has not:

          (a) suffered any material adverse change in its financial condition or in the operations of its business, nor any material adverse changes in its balance sheet, (with the Storm Financial Statements and any subsequent balance sheet analyzed as if each had been prepared according to GAAP), and including but not limited to cash distributions or material decreases in the net assets of Storm and Sub except those occurring in the ordinary course of business;

          (b) suffered any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting its properties or business;

          (c) granted or agreed to make any increase in the compensation payable or to become payable by Storm and Sub to its officers or employees, except those occurring in the ordinary course of business;

          (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of the capital stock of Storm and Sub or declared any direct or indirect redemption, retirement, purchase or other acquisition by Storm and Sub of such shares;

          (e) issued any shares of capital stock of Storm or Sub or any warrants, rights, options or entered into any commitment relating to the shares of Storm and Sub except for the issuance of Storm Shares occurring in the ordinary course of business or the issuance of Storm shares pursuant to the exercise of outstanding options;

          (f) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright) invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other intangible asset except in the ordinary course of its business;

          (g) agreed to take any action described in this Section 4.7 or outside of its ordinary course of business or which would constitute a breach of any of the representations contained in this Agreement.

          4.8  Title and Related Matters.  Storm has good and marketable title
               -------------------------
to all the properties, interests in properties and assets, real and personal, reflected in the Storm Financial Statements or acquired after the date of the Storm Financial Statements (except properties, interests in properties and assets sold or otherwise disposed of since the date of the Storm Financial Statements in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except the lien of current taxes not yet due and payable and except for liens which in the aggregate do not secure more than Fifty Thousand Dollars ($50,000) in liabilities. The equipment of Storm used in the operation of its business is in good operating condition and repair. To Storm's knowledge, all real or personal property leases to which Storm is a party are valid, binding, enforceable obligations of Storm effective in accordance with their respective terms. There is not under any of such leases any existing material default or event of default or event which, with notice or lapse of time or both, would constitute a material default. The Storm Disclosure Schedule contains a description of all real and personal property leased or owned by Storm, identifying such property and, in the case of real property, stating the monthly rental due, term of lease and square feet leased. True and correct copies of Storm's leases have been provided to Primax (USA) or its representatives.

          4.9 Proprietary Rights.
              ------------------

          (a) Storm owns all right, title and interest in and to, or valid licenses for use of, all patents, copyrights, technology, software, software tools, know-how, processes, trade secrets, trademarks, service marks, trade names and other proprietary rights used in or necessary for the conduct of Storm's business as conducted to the date hereof or contemplated, including, without limitation, the technology and all proprietary rights developed or discovered or used in connection with or contained in the Storm Products, free and clear of all liens, claims and encumbrances (including without limitation distribution rights) (all of which are referred to as "Storm Proprietary Rights"). The foregoing representation as it relates to third party technology licensed by Storm is limited to Storm's interest pursuant to the third party licenses entered into by Storm, all of which are valid and enforceable and in full force and effect and which grant Storm such rights to such third party technology as are employed in or necessary to the business of Storm as conducted
or proposed to be conducted.   All of Storm's trademark or trade name
registrations related to the Storm Products and all of Storm's copyrights in any of the Storm Products are valid and in full force and effect; and consummation of the transactions contemplated hereby will not alter or impair any such rights. No claims have been asserted against Storm (and Storm is not aware of any claims which are likely to be asserted against Storm or which have been asserted against others) by any person challenging Storm's use, possession, manufacture, sale or distribution of Storm Products under any patents, trademarks, trade names, copyrights, trade secrets, software, technology, know-how or processes utilized by Storm or challenging or questioning the validity or effectiveness of any license or agreement relating thereto. To Storm's knowledge, none of the Storm Products nor the use or exploitation of any patents, trademarks, trade names, copyrights, software, technology, know-how or processes by Storm in its current business infringes on the rights of, constitutes misappropriation of, or in any way involves unfair competition with respect to, any proprietary information or intangible property right of any third person or entity, including without limitation any patent, trade secret, copyright, trademark or trade name.

          (b) To Storm's knowledge, no employee of Storm is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with Storm or, to Storm's knowledge, any other party because of the nature of the business conducted by Storm or proposed to be conducted by Storm.

          (c) Each person presently or previously employed by Storm (including independent contractors, if any) with access to confidential information has executed a confidentiality and non-disclosure agreement pursuant to the form of agreement previously provided to Primax (USA) or its representatives. Such confidentiality and non-disclosure agreements constitute valid and binding obligations of Storm and such person, enforceable in accordance with their respective terms. To Storm's knowledge, neither the execution or delivery of such agreements, nor the carrying on of Storm's business as employees by such persons, nor the conduct of Storm's business as currently anticipated, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any of such persons is obligated.

          4.10  Employee Benefit Plans.  There is no unfunded prior service cost
                ----------------------
with respect to any bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, or other employee benefit or fringe benefit plans, whether formal or informal, maintained by Storm. Each bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, and other employee benefit or fringe benefit plans, whether formal or informal, maintained by Storm conforms to all applicable requirements of the Employees Retirement Income Security Act of 1974.

          4.11  Bank Accounts.  The Storm Disclosure Schedule sets forth the
                -------------
names and locations of all banks, trusts, companies, savings and loan associations, and other financial institutions at which Storm and Sub maintain accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

          4.12 Contracts.
               ---------

          (a) Except as set forth in the Storm Disclosure Schedule and for agreements that do not involve obligations by Storm of more than Fifty Thousand Dollars ($50,000), Storm has (i) no agreements, contracts or commitments that provide for the sale, licensing or distribution by Storm of any of its products, inventions, technology, know-how, trademarks or trade names except in the ordinary course of its business, (ii) no agreements, contracts or commitments that call for fixed and/or contingent payments or expenditures by or to Storm or
(iii) no agreements that grant to any third party (including, without limitation, OEMs and site license customers) any rights to reproduce or manufacture any of the Products, or any exclusive rights of any kind with respect to any of the products of Storm or any right to market any of the Storm Products under any "private label" or "OEM" arrangements pursuant to which Storm is not identified as the source of such goods. True and correct copies of each document or instrument described in the Storm Disclosure Schedule pursuant to this Section 3.12(a) have been made available to Storm or its representatives.

          (b) All material contracts, agreements and instruments to which Storm is a party are valid, binding, in full force and effect, and enforceable by Storm in accordance with their respective terms. Storm has not received any notice from any party to any such material contract, agreement or instrument that such party intends to cancel, withdraw, modify or amend such contract, agreement or arrangement.

          (c) Storm is not in default under or in breach or violation of, nor, to Storm's knowledge, is there any valid basis for any claim of default by Storm under, or breach or violation by Storm of, any contract, commitment or restriction to which Storm is a party or to which it or any of its properties is bound, where such defaults, breaches, or violations would, in the aggregate, have a Material Adverse Effect. To Storm's knowledge, no other party is in default under or in breach or violation of, any material contract, commitment, or restriction to which Storm is bound or by which any of its properties is bound, where such defaults, breaches, or violations would, in the aggregate, have a material adverse effect on the operations, assets, financial condition or prospects of Storm.

          (d) Sub was formed soley for the purposes of effecting the Merger and has not and will not enter into any material agreements outside of this Agreement and the Ancillary Documents.

          4.13  Compliance With Law.  Storm is in compliance with all applicable
                -------------------
laws and regulations except where such failure would not have a Material Adverse Effect. Neither Storm nor, to Storm's knowledge, any of its employees has directly or indirectly paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party in the United States or any other country, that was or is in violation of any federal, state, or local statute or law or of any statute or law of any other country having jurisdiction. Storm has not participated directly or indirectly in any boycotts or other similar practices affecting any of its customers. Storm has complied at all times with any and all applicable federal, state and foreign laws, rules, regulations, proclamations and orders relating to the importation or exportation of its products.

          4.14  Labor Difficulties; No Discrimination.  Storm is not engaged in
                -------------------------------------
any unfair labor practice and is not in material violation of any applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours. There is no unfair labor practice complaint against Storm actually pending or, to Storm's knowledge, threatened before the National Labor Relations Board. Storm has not experienced any material work stoppage or other material labor difficulty. There is and has been no claim against Storm based on actual or alleged race, age, sex, disability or other harassment or discrimination, or similar tortious conduct, nor, to Storm's knowledge, is there any basis for any such claim.

          4.15  Insider Transactions.  Except as provided in the Storm
                --------------------
Disclosure Schedule, no Affiliate of Storm is indebted to Storm, nor is Storm indebted to any of its Affiliates.

          4.16  Employees, Independent Contractors and Consultants.  Storm has
                --------------------------------------------------
no currently effective consulting, independent contractor and/or employment agreements and other material agreements concluded with individual employees, independent contractors or consultants of Storm. All salaries and wages paid by Storm are in compliance with applicable federal, state and local laws. Storm shall disclose in writing to Primax (USA) the annual rate of compensation, including bonuses and other payments of any kind of all employees.

          4.17  Insurance.  The Storm Disclosure Schedule contains a list of the
                ---------
principal policies of fire, liability and other forms of insurance held by Storm.

          4.18  Litigation.  There are no suits, actions or proceedings pending
                ----------
or, to Storm and Sub's knowledge, threatened against or affecting Storm or which questions or challenges the validity of this Agreement. There is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Storm.

          4.19  Governmental Authorizations and Regulations.  All licenses,
                -------------------------------------------
franchises, permits and other governmental authorizations held by Storm and material to its business are valid and sufficient for the business presently carried on by Storm. The business of Storm is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for violations which either singly or in the aggregate do not and will not have a material adverse effect on the operations, assets or financial condition of Storm.

          4.20  Subsidiaries.  Storm and Sub have no subsidiaries other than as
                ------------
disclosed herein. Storm and Sub do not own or control (directly or indirectly) any capital stock, bonds or other securities of, and does not have any proprietary interest in, any other corporation, general or limited partnership, firm, association or business organization, entity or enterprise, and Storm and Sub do not control (directly or indirectly) the management or policies of any other corporation, partnership, firm, association or business organization, entity or enterprise.

          4.21  Compliance with Environmental Requirements.  Storm has obtained
                ------------------------------------------
all material permits, licenses and other authorizations which are required under federal, state and local laws relating to pollution or protection of the environment, including laws or provisions relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials, substances, or wastes into air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials, substances, or wastes. Except as set forth in the Storm Disclosure Schedule, Storm is in material compliance with all terms and conditions of the required permits, licenses and authorizations. Except as set forth in the Storm Disclosure Schedule, Storm is not aware of, nor has Storm received notice of, any conditions, circumstances, activities, practices, incidents, or actions which may form the basis of any claim, action, suit, proceeding, hearing, or investigation of, by, against or relating to Storm, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic substance, material or waste.

          4.22  Corporate Documents.  Storm and Sub have furnished to Primax
                -------------------
(USA) for its examination: (i) copies of its Articles of Incorporation and Bylaws; (ii) its Minute Book containing all records required to be set forth of all proceedings, consents, actions, and meetings of the shareholders, the board of directors and any committees thereof; (iii) all permits, orders, and consents issued by any regulatory agency with respect to Storm and Sub, or any securities of Storm and Sub, and all applications for such permits, orders, and consents; and (iv) the stock transfer books of Storm and Sub setting forth all transfers of any capital stock. The corporate minute books, stock certificate books, stock registers and other corporate records of Storm and Sub are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance with the laws of the applicable jurisdiction.

          4.23  No Brokers.  Neither Storm and Sub nor, to Storm's and Sub's
                ----------
knowledge, any Storm and Sub shareholder is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the Agreement of Merger or in connection with any transaction contemplated hereby or thereby.

          4.24  Disclosure.  No statements by Storm and Sub contained in this
                ----------
Agreement and the Exhibits attached hereto, any other Transaction Document or any written statement or certificate furnished or to be furnished pursuant hereto or in connection with the transactions contemplated hereby and thereby (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

     5.   Preclosing Covenants of Primax (USA) and Storm.
          ----------------------------------------------

          5.1  Material Consents.  Primax (USA) shall exert reasonable, good
               -----------------
faith commercial efforts to obtain any and all consents necessary for the assumption of the Material Contracts by Surviving Corporation concurrent with the Merger as described in the Disclosure Schedule pursuant to Section 3.12(g) (the "Material Consents"). Storm and Sub agree to cooperate, as reasonably requested, in obtaining the Material Consents.

          5.2  Advice of Changes.
               -----------------

          (a) Primax (USA) will promptly advise Storm in writing (i) of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Primax (USA) contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (ii) of any material adverse change in Primax (USA)'s business, taken as a whole.

          (b) Storm will promptly advise Primax (USA) in writing (i) of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Storm contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (ii) of any material adverse change in Storm's business, taken as a whole.

     6.   Mutual Covenants.
          ----------------

          6.1  Conduct of Business.  Until the Closing, Storm and Primax (USA)
               -------------------
will continue to conduct its business and maintain their business relationships in the ordinary and usual course.

          6.2  No Public Announcement.  The parties shall make no public
               ----------------------
announcement concerning this Agreement, their discussions or any other memos, letters or agreements between the parties relating to the Merger until such time as they agree to the contents of a mutually satisfactory press release which they intend to publicly-release on the date of this Agreement. Either of the parties, but only after reasonable consultation with the other, may make disclosure if required under applicable law.

          6.3  Other Negotiations.  Between the date hereof and March 19, 1996
               ------------------
(subject to extension upon mutual agreement), or such earlier date as Storm and Primax (USA) mutually agree to discontinue discussions of the Merger (the "Expiration Date"), neither Storm nor Primax (USA) will take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any corporation, partnership, person or other entity or group (other than discussions pursuant to this Agreement) regarding any acquisition, any merger or consolidation with or involving Primax (USA), or any acquisition of any material portion of the stock or assets except to the extent that Primax (USA) or Storm is advised by their respective counsel that the discharge of the fiduciary duties of the Board of Directors requires that such actions be taken by Primax
(USA) or Storm; provided that the other party shall be promptly notified of any such action. Primax (USA) and Storm agree that any such negotiations in progress as of the date hereof will be terminated or suspended during such period.

          6.4  Due Diligence, Investigation, and Audits.  At such time prior to
               ----------------------------------------
the Closing as may be reasonably requested, each party shall make available to the other party and the other party's employees, agents and representatives all information concerning the operation, business and prospects of such party as may be reasonably requested by the other party, including, without limitation, making the working papers of such party's independent certified public accountants available for inspection by the other party's independent certified public accountants. Each party will cooperate with the other party for the purpose of permitting the other party to discuss such party's business and prospects with such party's customers, creditors, suppliers and other persons having business dealings with such party.

          6.5  Regulatory Filings; Consents; Reasonable Efforts.  Subject to the
               ------------------------------------------------
terms and conditions of this Agreement, Primax (USA) and Storm shall use their respective best efforts to (i) make all necessary filings with respect to the Merger and this Agreement under the Securities Act, and applicable blue sky or similar securities laws and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto and shall supply all additional information requested in connection therewith; (ii) make merger notification or other appropriate filings with federal, state or local governmental bodies or applicable foreign governmental agencies and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto and shall supply all additional information requested in connection therewith; (iii) obtain all consents, waivers, approvals, authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger; and (iv) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

          6.6  Further Assurances.  Prior to and following the Closing, each
               ------------------
party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     7.   Closing Matters.
          ---------------

          7.1  Filing of Agreement of Merger.  On the date of the Closing, but
               -----------------------------
not prior to the Closing, the Agreement of Merger shall be filed with the offices of the Secretary of State of the State of California and the merger of Sub with and into Primax (USA) shall be consummated.

          7.2  Exchange of Certificates.
               ------------------------

          (a) Exchange Agent.  Prior to the Closing Date, Storm shall appoint
              --------------
Gray Cary Ware & Freidenrich to act as exchange agent (the "Exchange Agent") in the Merger.

          (b) Storm to Provide Stock.  Promptly after the Effective Time of the
              ----------------------
Merger (but in no event later than ten (10) business days thereafter), Storm shall make available for exchange in accordance with Section 2 and the Merger Agreement, through such reasonable procedures as Storm may adopt, the shares of Storm Preferred Stock issuable pursuant to Section 2 and the Merger Agreement in exchange for outstanding shares of Primax (USA) Common Stock.

          (c) Exchange Procedures.  As soon as practicable after the Effective
              -------------------
Time of the Merger (but no later than fifteen (15) days thereafter), the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time of the Merger represented outstanding shares of Primax (USA) Common Stock (the "Certificates"), whose shares are being converted into Storm Preferred Stock pursuant to Section 2 and the Merger Agreement, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and which shall be in such form and have such other provisions as Storm may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Storm Preferred Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Storm together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive the number of shares of Storm Preferred Stock to which such holder is entitled pursuant to Section 2 hereof. The Certificate so surrendered shall immediately be canceled. Storm shall make customary provisions for lost stock certificates. In the event of a transfer of ownership of Primax (USA) Common Stock that is not registered in the transfer records of Primax (USA), the appropriate number of shares of Storm Preferred Stock may be delivered to a transferee if the Certificate represented such Primax (USA) Common Stock is presented to the Exchange Agent and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this
Section 7.2, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent the right to receive upon such surrender the number of shares of Storm Preferred Stock as provided by this Section 7.2 and by the General Corporation Law of the State of California.

          (d) No Further Ownership Rights in Primax (USA) Common Stock.  All
              --------------------------------------------------------
Storm Preferred Stock delivered upon the surrender for exchange of shares of Primax (USA) Common Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of Primax (USA) Common Stock. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Primax (USA) Common Stock that were outstanding immediately prior to the Effective Time of the Merger. If after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 7.2.

          7.3  Delivery of Documents.  At the Closing, the parties shall deliver
               ---------------------
the documents, and shall perform the acts, which are set forth in Section 8 and
Section 9, including delivery of the counterpart signature pages of the Ancillary Documents executed by Primax (USA), Storm and/or Sub, as the case may be. All documents which Primax (USA) shall deliver or cause to be delivered shall be in form and substance reasonably satisfactory to Storm. All documents which Storm and Sub shall deliver or cause to be delivered shall be in form and substance reasonably satisfactory to Primax (USA).

     8.   Conditions to Primax (USA)'s Obligations.  Primax (USA)'s obligations
          ----------------------------------------
to close the transactions contemplated under this Agreement are subject to the fulfillment or satisfaction on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Primax (USA), but only in a writing signed by Primax (USA)):

          8.1  Accuracy of Representations and Warranties.  The representations
               ------------------------------------------
and warranties of Storm and Sub set forth in Section 4 shall be true on and as of the Closing with the same force and effect as if they had been made at the Closing, and Primax (USA) shall receive a certificate to such effect from an officer of Storm and Sub, respectively.

          8.2  Covenants.  Storm shall have performed and complied with all of
               ---------
its covenants contained in Sections 5 and 6 on or before the Closing, and Primax (USA) shall receive a certificate from Storm and Sub to such effect signed by an officer of Storm and Sub, respectively.

          8.3  No Litigation.  No litigation or proceeding shall be threatened
               -------------
or pending against Storm and Sub with the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, and Primax (USA) shall receive a certificate to such effect signed by an officer of Storm and Sub, respectively.

          8.4  Authorizations.  Primax (USA) shall have received from Storm and
               --------------
Sub written evidence that the execution, delivery and performance of Storm and Sub's obligations under this Agreement and the Agreement of Merger have been duly and validly approved and authorized by the Board of Directors of Storm and Sub, respectively, and by the holders of at least ninety percent (90%) of the outstanding shares of capital stock of Storm and Sub, respectively.

          8.5  No Adverse Development.  There shall not have been any material
               ----------------------
adverse changes in the financial condition, results of operations, assets, liabilities, business or prospects of Storm since the date of this Agreement.

          8.6  Required Consents.  Storm shall have received all written
               -----------------
consents, assignments, waivers, authorizations or other certificates (including Material Consents) reasonably deemed necessary by Storm's legal counsel to provide for the continuation in full force and effect or assignment or termination of any and all contracts and leases of Primax (USA) which are material to the ongoing business of Storm and Primax (USA).

          8.7  Opinion of Storm's Counsel.  Primax (USA) shall have received
               --------------------------
from counsel to Storm, an opinion dated the Closing Date in form and substance satisfactory to Primax (USA).

          8.8  Government Consents.  There shall have been obtained at or prior
               -------------------
to the date of Closing such permits or authorizations, and there shall have been taken such other action, as may be required by any regulatory authority having jurisdiction over the parties and the subject matter and the actions herein proposed to be taken.

          8.9  Date of Closing.  The Closing shall occur on or before March 19,
               ---------------
1996 or such later date as the parties may mutually agree.

          8.10  Securities Laws.  Primax (USA) and Storm shall have complied
                ---------------
with all applicable federal and state securities laws.

          8.11  Ancillary Distribution Agreements.  Primax Taiwan and Storm
                ---------------------------------
shall have executed the Ancillary Distribution Agreements in such form as is reasonably satisfactory to each party. Storm and Primax Taiwan covenant to each other to use best efforts to complete negotiation of and to execute the Ancillary Distribution Agreements by March 1, 1996.

          8.12  Storm Articles of Incorporation.  Storm shall have amended and
                -------------------------------
restated its Articles of Incorporation in substantially the form attached hereto as Exhibit 8.12, to, among other things, change Storm's name to Storm Primax,
   ------------
Inc. and to create the Storm Preferred Stock.

          8.13   Storm Amended and Restated Rights Agreement.  The Amended and
                 -------------------------------------------
Restated Rights Agreement dated as of July 27, 1995, as amended, by and among Storm, certain investors and certain holders of Common Stock of Storm shall have been amended and restated substantially in the form attached hereto as Exhibit
                                                                       -------
8.13, to, among other things, grant the same rights to the holders of Storm
- ----
Preferred Stock as had been previously granted to certain shareholders of Storm and to provide for a procedure for electing directors of Storm.

          8.14  Schedules.  All of the Schedules to this Agreement shall have
                ---------
been delivered and the parties shall be reasonably satisfied with the content and form of all such schedules, with the understanding that acceptance of the schedules shall not be withheld unless such schedules are materially adversely different from prior disclosures by the other party.

          8.15  Board Approval.  The Board of Directors of Primax Taiwan shall
                --------------
have approved this Agreement and the Ancillary Agreements to which Primax Taiwan is a party prior to the Closing.

     9.   Conditions to Storm's and Sub's Obligations.  The obligations of Storm
          -------------------------------------------
and Sub are subject to the fulfillment or satisfaction on, and as of the Closing, of each of the following conditions (any one or more of which may be waived by Storm, but only in a writing signed by Storm):

          9.1  Accuracy of Representations and Warranties.  The representations
               ------------------------------------------
and warranties of Primax (USA) contained in Section 3 shall be true on and as of the Closing with the same force and effect as if they had been made at the Closing, and Storm shall receive a certificate from Primax (USA) to such effect with respect to the representations and warranties of Primax (USA) executed by the President and Chief Financial Officer of Primax (USA).

          9.2  Covenants.  Primax (USA) shall have performed and complied with
               ---------
all of its covenants contained in Sections 5 and 6 on or before the Closing, and Storm shall receive a certificate from Primax (USA) to such effect signed by the President and Chief Financial Officer of Primax (USA).

          9.3  No Litigation.  On and as of the Closing, no litigation or
               -------------
proceeding shall be threatened or pending against Primax (USA) for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, or which would have a material adverse effect on the business, liabilities, income, property, operations or prospects of Primax (USA) subsequent to the Closing (and no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator shall be outstanding against Primax (USA)) and Storm shall receive a certificate from Primax (USA) to such effect signed by the President and Chief Financial Officer of Primax (USA).

          9.4  Authorizations.  Storm shall have received from Primax (USA)
               --------------
written evidence that the execution, delivery and performance of this Agreement and the Agreement of Merger have been duly and validly approved and authorized by its Board of Directors and by the holders of at least ninety percent (90%) of the outstanding shares of capital stock of Primax (USA). Storm shall have received a certificate from Primax (USA) to such effect signed by the President and Chief Financial Officer of Primax (USA).

          9.5  No Adverse Development.  There shall not have been any material
               ----------------------
adverse changes in the financial condition, results of operations, assets liabilities, business or prospects of Primax (USA) since the date of this Agreement.

          9.6  Required Consents.  Storm shall have received all written
               -----------------
consents, assignments, waivers, authorizations or other certificates (including Material Consents) reasonably deemed necessary by Storm's legal counsel to provide for the continuation in full force and effect or assignment or termination of any and all contracts and leases of Primax (USA).

          9.7  Opinion of Primax (USA)'s Counsel.  Storm shall have received
               ---------------------------------
from counsel to Primax (USA), an opinion dated the Closing Date in form and substance satisfactory to Storm.

          9.8  Government Consents.  There shall have been obtained at or prior
               -------------------
to the date of Closing such permits or authorizations and there shall have been taken such other action, as may be required by any regulatory authority having jurisdiction over the parties and the subject matter and the actions herein proposed to be taken.

          9.9  Date of Closing.  The Closing shall occur on or before March 19,
               ---------------
1996, or such later date as the parties may mutually agree.

          9.10  Securities Laws.  Primax (USA) and Storm shall have complied
                ---------------
with all applicable federal and state securities laws.

          9.11  Ancillary Distribution Agreements.  Primax Taiwan and Storm
                ---------------------------------
shall have executed the Ancillary Distribution Agreements in such form as is reasonably satisfactory to each party. Storm and Primax Taiwan covenant to each other to use best efforts to complete negotiation of and to execute the Ancillary Distribution Agreements by March 1, 1996.

          9.12  Storm Articles of Incorporation.  Storm shall have amended and
                -------------------------------
restated its Articles of Incorporation in substantially the form attached hereto as Exhibit 8.12.
   ------------

          9.13  Storm Amended and Restated Rights Agreement.  The Amended and
                -------------------------------------------
Restated Rights Agreement dated as of July 27, 1996, as amended, by and among Storm, certain investors and certain holders of Common Stock of Storm shall have been amended and restated substantially in the form attached hereto as Exhibit
                                                                       -------
8.13.
- ----

          9.14  Schedules.  All of the Schedules to this Agreement shall have
                ---------
been delivered and the parties shall be reasonably satisfied with the content and form of all such schedules, with the understanding that acceptance of the schedules shall not be withheld unless such schedules are materially adversely different from prior disclosures by the other party.

          9.15  Indebtedness.  Primax (USA) shall have increased its shareholder
                ------------
equity by One Million Three Hundred Thousand Dollars ($1,300,000) from the amount set forth on the Primax (USA) Financial Statements and have repaid all outstanding bank indebtedness of Primax (USA) prior to the Closing.

     10.  Covenants by Primax Taiwan.
          --------------------------

          10.1  Indemnity.  Primax Taiwan agrees to hold harmless and indemnify
                ---------
Storm from and against, and shall compensate and reimburse the Indemnitees for, any loss, damage, liability, claim, demand, or fee (including reasonable attorneys' fees ("Damages") which arise from or as a result of, or are directly or indirectly connected with (i) any tax liability incurred by Primax (USA) prior to the Closing Date, (ii) any dispute with the Internal Revenue Service or other governmental agency with respect to any actual or alleged tax liability, or (iii) any Primax Dissenting Shareholders; provided that Storm gives Primax Taiwan prompt written notice of any such Damages, tenders to Primax Taiwan sole control over the defense or settlement or settlement of any such Damages at Primax Taiwan's expense, and cooperates with Primax Taiwan, at Primax Taiwan's expense, in defending or settling such Damages.

          10.2  Guaranty.  Primax Taiwan covenants and agrees that it shall
                --------
provide a guarantee or guarantees to a bank or banks as requested by Storm for indebtedness to be incurred by Storm up to a maximum of $3,500,000. Storm covenants and agrees that any such indebtedness for which Primax Taiwan provides a guarantee shall constitute the most senior indebtedness of Storm.

     11.  Termination of Agreement.
          ------------------------

          11.1  Termination.  This Agreement may be terminated at any time prior
                -----------
to the Closing by the mutual written consent of each of the parties hereto.
This Agreement may also be terminated and abandoned:

          (a) By Storm if any of the conditions precedent to Storm's obligations pursuant to Section 9 shall not have been fulfilled at and as of the Closing;
or

          (b) By Primax (USA) if any of the conditions precedent to Primax
(USA)'s obligations pursuant to Section 8 above shall not have been fulfilled at and as of the Closing.

          (c) By either Primax (USA) or Storm, if the Merger is not effected by March 19, 1996.

     Any termination of this Agreement under this Section 11.1 shall be effective by the delivery of written notice of the terminating party to the other parties hereto.

          11.2  Liability for Termination.  Any termination of this Agreement
                -------------------------
pursuant to this Section 11 shall be without further obligation or liability upon any party in favor of any other party hereto; provided, that if such termination shall result from the willful failure of a party to carry out its obligations under this Agreement, then such party shall be liable for losses incurred by the other parties. The provisions of this Section 11.2 shall survive termination.

          11.3  Certain Effects of Termination.  In the event of the termination
                ------------------------------
of this Agreement by either Primax (USA) or Storm as provided in Section 11.1 hereof:

          (a) each party, if so requested by the other party, will (i) return promptly every document (other than documents publicly available) furnished to it by the other party (or any subsidiary, division, associate or affiliate of such other party) in connection with the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, and any copies thereof which may have been made, and will cause its representatives and any representatives of financial institutions and investors and others to whom such documents were furnished promptly to return such documents and any copies thereof any of them may have made, or (ii) destroy such documents and cause its representatives and such other representatives to destroy such documents, and such party shall deliver a certificate executed by its president or vice president stating to such effect; and

          (b) Primax (USA) and Storm shall continue to abide by the provisions of the previously executed Mutual Nondisclosure Agreement between Storm and Primax (USA). This Section 11.3 shall survive any termination of this Agreement.

          11.4  Remedies.  No party shall be limited to the termination right
                --------
granted in Section 11.1 hereto by reason of the nonfulfillment of any condition to such party's closing obligations but may, in the alternative, elect to do one of the following:

          (a) proceed to close despite the nonfulfillment of any closing condition, it being understood that consummation of the transactions contemplated hereby shall be deemed a waiver of any misrepresentation or breach of warranty or covenant and of any party's rights and remedies with respect thereto to the extent that the other party shall have actual knowledge of such misrepresentation or breach and the Closing shall nonetheless take place; or

          (b) decline to close, terminate this Agreement as provided in Section
11.1 hereof, and thereafter seek damages to the extent permitted in Section 11.5 hereof.

          11.5  Right to Damages.  If this Agreement is terminated pursuant to
                ----------------
Section 11.1 hereof, neither party hereto shall have any claim against the other except if the circumstances giving rise to such termination were caused by the other party's wilful failure to comply with a material covenant set forth herein, in which event termination shall not be deemed or construed as limiting or denying any legal or equitable right or remedy of said party, and said party shall be entitled to recover its costs and expenses which are incurred in pursuing its rights and remedies (including reasonable attorneys' fees).

     12.  Miscellaneous.
          -------------

          12.1  Governing Law.  It is the intention of the parties hereto that
                -------------
the internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

          12.2  Binding upon Successors and Assigns.  Subject to, and unless
                -----------------------------------
otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained herein shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties hereto.

          12.3  Severability.  If any provision of this Agreement, or the
                ------------
application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

          12.4  Entire Agreement.  This Agreement, the exhibits hereto, the
                ----------------
documents referenced herein, and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. The parties expressly acknowledge and agree that the as of the Effective Time, the Distribution Agreement between Storm and Primax Taiwan dated October 25, 1995 shall be terminated and of no further force or effect, except that all obligations existing as of such date shall be completed and performed in the ordinary course of business after such termination. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

          12.5  Counterparts.  This Agreement may be executed in any number of
                ------------
counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

          12.6  Expenses.  Except as provided to the contrary herein, each party
                --------
shall pay all of its own costs and expenses incurred with respect to the negotiation, execution and delivery of this Agreement and the exhibits hereto. All such costs and expenses incurred by Primax (USA) and Primax Taiwan shall be paid in their entirety by Primax Taiwan.

          12.7  Amendment and Waivers.  Any term or provision of this Agreement
                ---------------------
may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

          12.8  Survival of Agreements.  All covenants, agreements,
                ----------------------
representations and warranties made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby notwithstanding any investigation of the parties hereto and shall terminate on the date one year after the Closing Date.

          12.9  No Waiver.  The failure of any party to enforce any of the
                ---------
provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

          12.10  Arbitration.  Any dispute arising out of this Agreement shall
                 -----------
be resolved by binding arbitration. The venue of the arbitration shall be in San Jose, California if brought by Primax Taiwan, and if brought by Storm Primax, the venue shall be in Taipei, Taiwan. The rules governing arbitration shall be the Judicial Arbitration and Mediation Services/Endispute rules if the arbitration is in San Jose, and if in Taiwan, the rules governing arbitration shall be those rules as are customary for international arbitrations in Taiwan (such rules to be collectively and individually referred to as the "Rules"). A single arbitrator shall be selected according to the Rules within thirty (30) days of submission of the dispute to arbitration. The arbitration shall be conducted in English. Except as expressly provided above, no discovery of any kind shall be taken by either party without the written consent of the other party, provided, however, that either party may seek the arbitrator's permission to take any deposition which is necessary to preserve the testimony of a witness who either is, or may become, outside the subpoena power of the arbitrator or otherwise unavailable to testify at the arbitration. The arbitrator shall not have the power to award punitive damages, treble damages, or any other damages which are not compensatory, even if permitted under the laws of the State of California or any other applicable law. The arbitrator shall award the prevailing party its costs and its reasonable attorney's fees, and the losing party shall bear the entire cost of the arbitration, including the arbitrator's fee. The arbitration award may be enforced in any court having jurisdiction over the parties and the subject matter of the arbitration.

          12.11 Attorneys' Fees.  Should suit be brought to enforce or interpret
                ---------------
any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees. If Primax (USA) is the prevailing party in a suit with Sub, Storm agrees that it shall be liable to Primax (USA) for the damages to, and reasonable attorneys' fees (including without limitation, costs, expenses and fees on any appeal) incurred by, Primax (USA) that are caused by Sub.

          12.12  Notices.  Any notice provided for or permitted under this
                 -------
Agreement will be treated as having been given when (a) delivered personally,
(b) sent by confirmed telex or telecopy, (c) sent by commercial overnight courier with written verification of receipt, or (d) mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section 12.12.

     Primax (USA):  Primax Electronics (USA), Inc.
                    525 Almanor Avenue
                    Sunnyvale, CA 94086
                    Attention:  Ray Sun

     Primax Taiwan  Primax Electronics, Ltd.
                    6F, No. 159, Kang Ning St., Hsi Chih Town
                    Taipei Hsien, Taiwan, ROC
                    Attention:  Raymond Liang

     With copy to:  Law Office of Robert D. Cochran
                    5201 Great America Parkway, Suite 320
                    Santa Clara, CA  95054
                    Attn: Robert D. Cochran

     Storm:         Storm Software, Inc.
                    1861 Landings Drive
                    Mountain View, CA  94043
                    Attention:  L. William Krause

     With copy to:  Gray Cary Ware & Freidenrich
                    400 Hamilton Avenue
                    Palo Alto, CA 94301
                    Attention:  James M. Koshland

Such notice will be treated as having been received upon actual receipt.

          12.13 Time.  Time is of the essence of this Agreement.
                ----

          12.14 Construction of Agreement.  This Agreement has been negotiated
                -------------------------
by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole.

          12.15 No Joint Venture.  Nothing contained in this Agreement shall
                ----------------
be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party shall have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party shall have any power or authority to bind or commit any other. No party shall hold itself out as having any authority or relationship in contravention of this Section 12.15.

          12.16 Pronouns.  All pronouns and any variations thereof shall be
                --------
deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

          12.17 Further Assurances.  Each party agrees to cooperate fully with
                ------------------
the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

          12.18 Absence of Third Party Beneficiary Rights.  No provisions of
                -----------------------------------------
this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

STORM SOFTWARE INC.                     PRIMAX ELECTRONICS (USA), INC.


By: _________________________________   By: ___________________________________

Title: ______________________________   Title: ________________________________



STORM ACQUISITION CORPORATION           PRIMAX ELECTRONICS, LTD.


By: _________________________________   By: ___________________________________

Title: ______________________________   Title: ________________________________